Exhibit 5.01

[Letterhead of Henderson & Lyman]

February 28, 2006

The Beacon Financial Futures Fund I, L.P.

c/o Beacon Management Corporation (USA)

116 Village Boulevard, Suite 210

Princeton, New Jersey 08540

Re: The Beacon Financial Futures Fund I, L.P.

Ladies and Gentlemen:

We refer to Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed on or about the date hereof by The Beacon Financial Futures Fund I, L.P., a Delaware limited partnership (the “Partnership”), as the same may be supplemented or amended from time to time (the “Registration Statement”) under the Securities Act of 1933 (the “1933 Act”), with the Securities and Exchange Commission, relating to the registration under the 1933 Act of $200,000,000 principal amount of Units of Limited Partnership Interest (the “Units”). For purposes of expressing the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following: (a) The Certificate of Limited Partnership of the Partnership, dated April 6, 2004 (the “Certificate of Partnership”), as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”); (b) The Form of Limited Partnership Agreement of the Partnership, dated as of May 1, 2005, attached to the Registration Statement as Exhibit “A”; (c) The Registration Statement; (d) A form of Subscription Agreement and Power of Attorney, including an Investor Information Page (the “Subscription Agreement”), attached to the Registration Statement as Exhibit “D”; and (e) A Certificate of Good Standing for the Partnership (“Certificate”) obtained from the Delaware Secretary of State. Initially capitalized terms used herein and not otherwise defined are used as defined in the Registration Statement.

For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document not listed above that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects. With respect to all documents examined by us, we have assumed that (i) all signatures of parties except for the Partnership on documents examined by us are genuine, and (ii) all documents submitted to us as copies conform to the original copies of those documents. For purposes of this opinion, we have assumed (i) the due authorization, execution and delivery by all parties thereto except for the Partnership of all documents examined by us, (ii) that the Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof and that no amendment of the Agreement or the Certificate is pending or has been proposed, and (iii) except for the due creation and valid existence in good standing of the Partnership as a business Partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. Code Section 17-101, et seq.) (the “Act”), the due creation, organization or formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation and the capacity of persons and entities who are parties to the documents examined by us.

Based upon the foregoing, and upon our examination of such questions of law and statutes as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. The Partnership has been duly created and is validly existing in good standing as a limited partnership under the Act.

2. Assuming (i) the due authorization, execution and delivery to the General Partner of a Subscription Agreement by each Unit holder, (ii) the due acceptance by the General Partner of each Subscription Agreement and the due acceptance by the General Partner of the admission of the Unit holders as beneficial owners of the Partnership to the Partnership, (iii) the payment by each Unit holder to the Partnership of the full consideration due from it for the Units subscribed to by it, (iv) that the books and records of the Partnership include all information with respect to persons and entities to be admitted as Unit holders and their contributions to the Partnership, and (v) that the Units are offered and sold as described in the Registration Statement and the Agreement, the Units to be issued to the Unit holders will be validly issued and, subject to the qualifications set forth herein, will be fully paid and nonassessable beneficial interests in the Partnership, as to which the Unit holders, as beneficial owners of the Partnership, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit.

We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states (including the state of Delaware) to the sale of the Units. This opinion speaks as of the date hereof, and we assume no obligation to update this opinion as of any future date. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. This opinion shall not be used by any other person or for any purpose without our written consent.

Very truly yours,

/s/ HENDERSON & LYMAN

Chicago, Illinois